Exhibit 32.1

CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
Each of the undersigned hereby certifies, for the purposes of section 1350 of chapter 63 of title 18 of the United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in his capacity as an officer of Mistras Group, Inc. (the “Company”), that, to his knowledge, the Quarterly Report on Form 10-Q of the Company for the quarter ended June 30, 2017 (the “Report”), fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company. This written statement is being furnished to the Securities and Exchange Commission as an exhibit to the Report.

Dated: August 9, 2017

/s/ Sotirios J. Vahaviolos
Sotirios J. Vahaviolos
Chairman and Chief Executive Officer
(Principal Executive Officer)

/s/ Jonathan H. Wolk
Jonathan H. Wolk
Senior Executive Vice President, Chief Financial Officer and Treasurer
(Principal Financial Officer)